Exhibit 15.3

August 19, 2025

We hereby consent to the reference to our firm under the headings “Advisers” in the Registration Statement on Form 20-F. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP